CONFIRMING STATEMENT

	This Confirming Statement ("Statement") confirms that the undersigned, James Skallerud, has authorized and designated any of Ian Nemerov and Michael
H. Carrel, signing singly (each, an "Authorized Officer") to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Zamba Corporation ("Zamba"). The authority of each Authorized Officer under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Zamba, or through 12-31-2004, or unless earlier revoked in writing, whichever occurs first.
The undersigned acknowledges that none of the Authorized Officers is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

Date:	October 5, 2004				/s/ James M. Skallerud
							[James M. Skallerud]

POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Ian Nemerov and Michael H. Carrel, signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Zamba Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (including amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be or benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, or through December 31, 2004, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of October, 2004.

							/s/ James M. Skallerud
									Signature

							James M. Skallerud
									Print Name